AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1998
                                                 REGISTRATION NO. 333-43695
============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                            AMENDMENT NO. 1 TO
                                 FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       AMBAC FINANCIAL GROUP, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 DELAWARE
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                         ------------------------

                                13-3621676
                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
                         ------------------------
                          ONE STATE STREET PLAZA
                         NEW YORK, NEW YORK 10004
                              (212) 668-0340
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
              OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------
                          RICHARD B. GROSS, ESQ.
           SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       AMBAC FINANCIAL GROUP, INC.
                          ONE STATE STREET PLAZA
                         NEW YORK, NEW YORK 10004
                              (212) 668-0340
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                    AREA CODE, OF AGENTS FOR SERVICE)
                         ------------------------
                                COPIES TO:
          MATTHEW J. MALLOW, ESQ.               NORMAN D. SLONAKER, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP            BROWN & WOOD LLP
             919 THIRD AVENUE              ONE WORLD TRADE CENTER, 57TH FLOOR
         NEW YORK, NEW YORK 10022               NEW YORK, NEW YORK 10048

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration
Statement.
      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|X|

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

      Filing Fee for Registration Statement (actual)..$73,750
      Legal Fees and Expenses......................... 75,000
      Accounting Fees and Expenses.................... 20,000
      Printing and Engraving Fees..................... 50,000
      Trustee's Fees and Expenses..................... 10,000
      Miscellaneous...................................  5,000
      Total..........................................$233,750

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of Ambac may be indemnified by Ambac against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Ambac if he acted in good faith and in manner that he reasonably believed to be in or not opposed to the best interests of Ambac and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In addition, Article VII of the Amended and Restated Certificate of Incorporation of Ambac and Article IX of its By-laws authorize Ambac to indemnify any person entitled to be indemnified under law. If the legal proceeding, however, is by or in the right of Ambac, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Ambac unless a court determines otherwise.

      In addition, Ambac maintains a Directors' and Officers' liability insurance policy.

      Article VI of the Amended and Restated Certificate of Incorporation of Ambac provides that, to the fullest extent permitted by law, no director of Ambac will be personally liable for monetary damages to Ambac or its stockholders for any breach of fiduciary duty as a director.


ITEM 16.  EXHIBITS.



    Exhibit
      No.                                 Description
    -------                               -----------

     1.01       Form of Underwriting Agreement.

     4.01 Indenture dated as of August 1, 1991, between the Company and The Chase Manhattan Bank, N.A., as Trustee
                (incorporated herein by reference to the Registration Statement of the Registrant on Form S-3 (File No.
                33-59290) filed with the Commission on March 9, 1993).

     5.01 Opinion of Richard B. Gross, Esq. regarding the legality of the securities being registered.*

    12.01 Statement regarding computation of ratios of earning to fixed charges.*

    23.01       Consent of KPMG Peat Marwick LLP.*

    23.02 Consent of Richard B. Gross, Esq. (included in opinion filed as Exhibit 5.01).*

    24 Powers of Attorney of certain officers and directors of Ambac Financial Group, Inc.*

    25.01       Statement of Eligibility on Form T-1 of The Chase
                Manhattan Bank, Trustee under the Indenture (incorporated herein by reference to the Registration Statement of the Registrant on Form S-3 (File No. 33-59290) filed with the Commission on March 9, 1993).

--------
*     Previously filed.

ITEM 17.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference to this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby further undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Ambac Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed below on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 6th day of February 1998.

                                    Ambac Financial Group, Inc.


                                    By:       /s/  RICHARD B. GROSS
                                        --------------------------------
                                         Richard B. Gross, Senior Vice
                                           President, General Counsel and
                                           Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of February 1998.


           Signature                                 Title
           ---------                                 -----

               *                       Chairman, President, Chief Executive
 -------------------------------         Officer and Director
       Phillip B. Lassiter               (Principal Executive Officer)


      /s/  FRANK J. BIVONA             Executive Vice President, Chief
 -------------------------------         Financial Officer and Treasurer
           Frank J. Bivona               (Principal Financial and Accounting
                                         Officer)



              *
-------------------------------        Director
        Michael A. Callen


              *
-------------------------------        Director
      Renso L. Caporali


              *
-------------------------------        Director
        Richard Dulude


              *
-------------------------------        Director
       W. Grant Gregory


              *
-------------------------------        Director
     C. Roderick O'Neil


By:     /s/  RICHARD B. GROSS
   ----------------------------
     Attorney in Fact




                                EXHIBIT INDEX


ITEM 16.  EXHIBITS.


    Exhibit
      No.                                 Description
    -------                               -----------

     1.01       Form of Underwriting Agreement.

     4.01 Indenture dated as of August 1, 1991, between the Company and The Chase Manhattan Bank, N.A., as Trustee
                (incorporated herein by reference to the Registration Statement of the Registrant on Form S-3 (File No.
                33-59290) filed with the Commission on March 9, 1993).

     5.01 Opinion of Richard B. Gross, Esq. regarding the legality of the securities being registered.*

    12.01 Statement regarding computation of ratios of earning to fixed charges.*

    23.01       Consent of KPMG Peat Marwick LLP.*

    23.02 Consent of Richard B. Gross, Esq. (included in opinion filed as Exhibit 5.01).*

    24 Powers of Attorney of certain officers and directors of Ambac Financial Group, Inc.*

    25.01       Statement of Eligibility on Form T-1 of The Chase
                Manhattan Bank, Trustee under the Indenture (incorporated herein by reference to the Registration Statement of the Registrant on Form S-3 (File No. 33-59290) filed with the Commission on March 9, 1993).

--------
*     Previously filed.